EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Record Fourth Quarter 2016 Earnings and Quarterly Dividend Increase

Warren, Pennsylvania — January 23, 2017

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended December 31, 2016 of $24.5 million, or $0.24 per diluted share. This represents an increase of $8.3 million, or 51.3%, compared to the same quarter last year when net income was $16.2 million or $0.16 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended December 31, 2016 were 8.37% and 1.01% compared to 5.55% and 0.73% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.16 per share payable on February 16, 2017, to shareholders of record as of February 2, 2017. This represents a 6.67% increase over the prior year and is the 89th consecutive quarter in which the Company has paid a cash dividend.

In making this announcement, William J. Wagner, President and CEO, noted, "The results of the fourth quarter when compared to the previous year reflect the earnings accretion we expected from both the LNB merger and the First Niagara branch acquisition. As a result of these acquisitions our checking accounts have increased by 37% over the last two years and time deposits have decreased to less than 20% of total deposits. This change in deposit mix has increased our net interest margin from 3.53% to 3.75%. These acquisitions along with the recently announced plan to divest our three offices in Maryland better defines our footprint for the future and establishes a framework for increased revenue growth and greater efficiency."

Net interest income increased by $11.7 million, or 16.6%, to $82.9 million for the quarter ended December 31, 2016, from $71.2 million for the quarter ended December 31, 2015. This increase is due primarily to a $4.8 million, or 5.9%, increase in interest income on loans and a $6.8 million, or 84.7% decrease in interest expense on borrowed funds. The increase in loan interest income is a result of a $580.1 million increase in the average balance of the Company’s loan portfolio from the same quarter last year, while the decrease in interest expense on borrowed funds is due primarily to the payoff of Federal Home Loan Bank ("FHLB") advances with the funds received from the purchase of deposits in western New York.

     The provision for loan losses decreased by $2.5 million, or 53.3%, to $2.1 million for the quarter ended December 31, 2016, from $4.6 million for the quarter ended December 31, 2015. This decrease is due primarily to a decrease in the percentage of total loan delinquency to total loans to 1.61% at December 31, 2016 from 1.87% at December 31, 2015.

Noninterest income increased by $5.3 million, or 27.0%, to $24.8 million for the quarter ended December 31, 2016, from $19.5 million for the quarter ended December 31, 2015. Contributing to this increase was an increase in mortgage banking income of $2.1 million, which is the result of resuming the sale of mortgage loans originated by the Wholesale Lending Division. Also contributing to this increase was an increase in service charges and fees of $1.9 million, or 17.8%, which is primarily attributable to the growth in checking accounts from both acquisitions, and internal growth initiatives. Additionally, trust and other financial services income increased by $721,000, or 21.1%, due primarily to the approximately $450.0 million of wealth management assets acquired with the western New York branch purchase.

     Noninterest expense increased by $7.6 million, or 12.3%, to $68.8 million for the quarter ended December 31, 2016, from $61.2 million for the quarter ended December 31, 2015. This increase resulted primarily from a $4.6 million, or 14.3%, increase in compensation and employee benefits due primarily to the costs associated with the employees added from the 18 western New York branches. The other increases for the current quarter compared to the prior year are also primarily attributable to incremental expenses from the additional branches. Partially offsetting these increases were decreases in federal deposit insurance premiums and collection expense of $824,000 and $815,000, respectively.

Net income for the year ended December 31, 2016 was $49.7 million, or $0.49 per diluted share, which represents a decrease of $10.8 million, or 18.0%, compared to the year ended December 31, 2015, when net income was $60.5 million, or $0.64 per diluted share. The annualized returns on average shareholders’ equity and average assets for the year ended December 31, 2016 were 4.28% and 0.55%, respectively, compared to 5.49% and 0.73% for the same period last year.  This decrease is due primarily to a $37.0 million penalty incurred from the prepayment of FHLB borrowings, acquisition and restructuring expenses of $12.2 million, and ESOP termination expense of $5.1 million.

Non-GAAP net operating income for the year ended December 31, 2016, which excludes the after-tax impact of the aforementioned FHLB prepayment penalty, restructuring and acquisition expenses, and ESOP termination expenses totaling $34.7 million, was $84.3 million, or $0.84 per diluted share. This represents an increase of $17.3 million, or 25.8%, compared to the year ended December 31, 2015 with non-GAAP net operating income of $67.0 million, or $0.71 per diluted share. The non-GAAP annualized returns on average shareholders’ equity and average assets for the year ended December 31, 2016 were 7.27% and 0.93%, respectively, compared to 6.08% and 0.80% for the same period last year.

The Company previously announced that it has entered into a purchase and assumption agreement to sell three bank branches located in the greater Baltimore, Maryland area to Shore Bancshares, Inc.'s banking subsidiary, Shore United Bank. This divestiture includes approximately $216.0 million of deposits, $147.0 million of performing loans and $40.0 million of cash. The transaction includes a deposit premium of 8.0% and based on the amounts at the time the agreement was signed Northwest anticipates recording a gain of approximately $17.0 million. The sale is expected to close during the second quarter of 2017.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 167 full-service community banking offices and nine free standing drive-through facilities in Pennsylvania, New York, Ohio and Maryland and 49 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with commercial real-estate and business loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands, except per share amounts)

	December 31, 2016	September 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$119,403	107,604	92,263
Interest-earning deposits in other financial institutions	266,902	210,723	74,510
Federal funds sold and other short-term investments	3,562	2,239	635
Marketable securities available-for-sale (amortized cost of $825,552, $879,141 and $868,956, respectively)	826,200	890,688	874,405
Marketable securities held-to-maturity (fair value of $20,426, $23,249 and $32,552 , respectively)	19,978	22,584	31,689
Total cash, interest-earning deposits and marketable securities	1,236,045	1,233,838	1,073,502

Residential mortgage loans held-for-sale	9,625	30,355	—
Residential mortgage loans	2,705,139	2,788,658	2,740,892
Home equity loans	1,328,772	1,349,105	1,187,106
Consumer loans	642,961	628,512	520,289
Commercial real estate loans	2,342,089	2,464,681	2,351,434
Commercial loans	528,761	537,255	422,400
Total loans receivable	7,557,347	7,798,566	7,222,121
Allowance for loan losses	(60,939)	(63,246)	(62,672)
Loans receivable, net	7,496,408	7,735,320	7,159,449

Assets held-for-sale	152,528	—	—
Federal Home Loan Bank stock, at cost	7,390	7,660	40,903
Accrued interest receivable	21,699	21,591	21,072
Real estate owned, net	4,889	4,841	8,725
Premises and equipment, net	161,185	167,596	154,351
Bank owned life insurance	171,449	170,172	168,509
Goodwill	307,420	307,711	261,736
Other intangible assets	32,433	33,901	8,982
Other assets	32,194	31,977	54,670
Total assets	$9,623,640	9,714,607	8,951,899

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$1,448,972	1,496,574	1,177,256
Interest-bearing demand deposits	1,428,317	1,446,971	1,080,086
Money market deposit accounts	1,841,567	1,896,272	1,274,504
Savings deposits	1,622,879	1,671,539	1,386,017
Time deposits	1,540,586	1,691,447	1,694,718
Total deposits	7,882,321	8,202,803	6,612,581

Liabilities held-for-sale	215,657	—	—
Borrowed funds	142,899	135,891	975,007
Advances by borrowers for taxes and insurance	36,879	21,616	33,735
Accrued interest payable	635	682	1,993
Other liabilities	63,373	79,599	54,207
Junior subordinated debentures	111,213	111,213	111,213
Total liabilities	8,452,977	8,551,804	7,788,736

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 101,699,406 shares, 101,268,648 shares and 101,871,737 issued and outstanding, respectively	1,017	1,013	1,019
Paid-in-capital	718,834	711,974	717,603
Retained earnings	478,803	469,459	489,292
Unallocated common stock of Employee Stock Ownership Plan	—	—	(20,216)
Accumulated other comprehensive loss	(27,991)	(19,643)	(24,535)
Total shareholders’ equity	1,170,663	1,162,803	1,163,163
Total liabilities and shareholders’ equity	$9,623,640	9,714,607	8,951,899

Equity to assets	12.16%	11.97%	12.99%
Tangible common equity to assets	8.95%	8.76%	10.28%
Book value per share	$11.51	11.48	11.42
Tangible book value per share	$8.17	8.11	8.76
Closing market price per share	$18.03	15.71	13.39
Full time equivalent employees	2,306	2,268	2,186
Number of banking offices	176	176	181

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
Interest income:
Loans receivable	$85,669	81,083	81,506	80,781	80,882
Mortgage-backed securities	2,166	2,030	2,115	2,229	2,301
Taxable investment securities	988	627	756	1,038	1,108
Tax-free investment securities	625	676	707	724	836
FHLB dividends	285	218	401	467	499
Interest-earning deposits	300	114	70	59	13
Total interest income	90,033	84,748	85,555	85,298	85,639

Interest expense:
Deposits	5,859	5,653	5,865	6,088	6,435
Borrowed funds	1,232	1,801	4,143	7,658	8,051
Total interest expense	7,091	7,454	10,008	13,746	14,486

Net interest income	82,942	77,294	75,547	71,552	71,153
Provision for loan losses	2,145	5,538	4,199	1,660	4,595
Net interest income after provision for loan losses	80,797	71,756	71,348	69,892	66,558

Noninterest income:
Gain on sale of investments	213	58	227	127	116
Service charges and fees	12,406	11,012	10,630	10,065	10,530
Trust and other financial services income	4,131	3,434	3,277	3,261	3,410
Insurance commission income	2,499	2,541	2,768	2,714	2,490
Gain/ (loss) on real estate owned, net	164	(563)	111	249	(156)
Income from bank owned life insurance	1,281	1,380	1,105	1,595	1,251
Mortgage banking income	2,344	1,886	446	218	208
Other operating income	1,781	1,070	1,711	1,219	1,697
Total noninterest income	24,819	20,818	20,275	19,448	19,546

Noninterest expense:
Compensation and employee benefits	36,562	38,122	33,210	33,033	32,003
Premises and occupancy costs	7,228	6,094	6,275	6,537	6,403
Office operations	4,395	3,700	3,343	3,460	3,252
Collections expense	437	589	729	676	1,252
Processing expenses	9,429	8,844	8,172	8,414	8,057
Marketing expenses	2,181	2,239	2,541	1,891	1,642
Federal deposit insurance premiums	475	984	1,442	1,503	1,299
Professional services	2,088	1,815	2,129	1,833	1,933
Amortization of intangible assets	1,806	1,068	710	675	729
Real estate owned expense	192	206	295	311	393
Restructuring/ acquisition expense	1,009	7,183	3,386	635	1,347
FHLB prepayment penalty	—	—	36,978	—	—
Other expense	2,959	2,836	2,912	4,307	2,917
Total noninterest expense	68,761	73,680	102,122	63,275	61,227
Income/(loss) before income taxes	36,855	18,894	(10,499)	26,065	24,877

Income tax expense/ (benefit)	12,361	4,697	(3,491)	8,081	8,684
Net income/ (loss)	$24,494	14,197	(7,008)	17,984	$16,193

Basic earnings/ (loss) per share	$0.24	0.14	(0.07)	0.18	0.16
Diluted earnings/ (loss) per share	$0.24	0.14	(0.07)	0.18	0.16

Weighted average common shares outstanding - basic	100,219,370	99,602,535	99,177,609	98,889,744	98,741,393
Weighted average common shares outstanding - diluted	102,089,892	101,068,245	100,243,442	99,380,009	99,500,056

Annualized return on average equity	8.37%	4.89%	(2.44)%	6.21%	5.55%
Annualized return on average assets	1.01%	0.63%	(0.32)%	0.81%	0.73%
Annualized return on tangible common equity	11.73%	6.88%	(3.18)%	8.03%	7.20%

Efficiency ratio *	61.20%	66.69%	63.71%	68.09%	65.22%
Annualized noninterest expense to average assets *	2.73%	2.88%	2.76%	2.80%	2.63%

* Excludes restructuring/acquisition expenses, FHLB prepayment penalty, and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share amounts)

	Year Ended December 31,
	2016		2015
Interest income:
Loans receivable	$329,039	299	298,665
Mortgage-backed securities	8,540		8,823
Taxable investment securities	3,409		4,520
Tax-free investment securities	2,732		4,313
FHLB dividends	1,371		2,828
Interest-earning deposits	543		431
Total interest income	345,634		319,580

Interest expense:
Deposits	23,465		24,055
Borrowed funds	14,834		32,272
Total interest expense	38,299		56,327

Net interest income	307,335		263,253
Provision for loan losses	13,542		9,712
Net interest income after provision for loan losses	293,793		253,541

Noninterest income:
Gain on sale of investments	625		1,037
Service charges and fees	44,113		38,362
Trust and other financial services income	14,103		12,342
Insurance commission income	10,522		9,526
Loss on real estate owned, net	(39)		(1,989)
Income from bank owned life insurance	5,361		4,338
Mortgage banking income	4,894		933
Other operating income	5,781		4,287
Total noninterest income	85,360		68,836

Noninterest expense:
Compensation and employee benefits	140,927		119,818
Premises and occupancy costs	26,134		24,641
Office operations	14,898		12,337
Collections expense	2,431		3,247
Processing expenses	34,859		30,780
Marketing expenses	8,852		8,499
Federal deposit insurance premiums	4,404		5,109
Professional services	7,865		6,906
Amortization of intangible assets	4,259		1,688
Real estate owned expense	1,004		2,070
Restructuring/ acquisition expense	12,213		9,751
FHLB prepayment penalty	36,978		—
Other expense	13,014		9,031
Total noninterest expense	307,838		233,877
Income before income taxes	71,315		88,500

Income tax expense	21,648		27,960
Net income	$49,667		60,540

Basic earnings per share	$0.50		0.64
Diluted earnings per share	$0.49		0.64

Weighted average common shares outstanding - basic	99,439,174		94,314,420
Weighted average common shares outstanding - diluted	100,664,688		94,829,789

Annualized return on average equity	4.28%		5.49%
Annualized return on average assets	0.55%		0.73%
Annualized return on tangible common equity	5.98%		6.78%

Efficiency ratio *	64.78%		66.98%
Annualized noninterest expense to average assets *	2.79%		2.67%

* Excludes restructuring/acquisition expenses, FHLB prepayment penalty, and amortization of intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP to GAAP Net Income (Unaudited)  *
(Dollars in thousands, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Operating results (non-GAAP):
Net interest income	$82,942	71,153	307,335	263,253
Provision for loan losses	2,145	4,595	13,542	9,712
Noninterest income	24,819	19,546	85,360	68,836
Noninterest expense	67,752	59,880	253,510	224,126
Income taxes	12,724	9,111	41,322	31,239
Net operating income (non-GAAP)	$25,140	17,113	84,321	67,012
Diluted earnings per share (non-GAAP)	$0.25	0.17	0.84	0.71

Average equity	$1,164,127	1,158,304	1,159,791	1,102,671
Average assets	9,624,403	8,922,080	9,111,587	8,324,593
Annualized ROE (non-GAAP)	8.59%	5.86%	7.27%	6.08%
Annualized ROA (non-GAAP)	1.04%	0.76%	0.93%	0.80%

Reconciliation of net operating income to net income:
Net operating income (non-GAAP)	$25,140	17,113	84,321	67,012
Nonoperating expenses, net of tax:
Restructuring/ acquisition expenses	(646)	(920)	(6,744)	(6,472)
Stock-based compensation expense - ESOP	—	—	(3,669)	—
FHLB prepayment penalty	—	—	(24,241)	—
Net income/ (loss) (GAAP)	$24,494	16,193	49,667	60,540
Diluted earnings per share (GAAP)	$0.24	0.16	0.49	0.64

Annualized ROE (GAAP)	8.37%	5.55%	4.28%	5.49%
Annualized ROA (GAAP)	1.01%	0.73%	0.55%	0.73%
 * The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude acquisition expenses, prepayment penalties, and compensation expense related to the Northwest Bank ESOP termination, net of tax benefit. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Reconciliation of Assets and Liabilities Held-For-Sale (Unaudited)
(Dollars in thousands)

Balance at December 31, 2016
Assets held-for-sale:
Residential mortgage loans	$26,406
Home equity loans	15,725
Consumer loans	522
Commercial real estate loans	101,123
Commercial loans	2,884
Total loans	146,660
Accrued interest receivable	416
Premises and equipment, net	5,452
Total assets held-for-sale	$152,528

Liabilities held-for-sale:
Noninterest-bearing demand deposits	$34,657
Interest-bearing demand deposits	17,181
Money market deposit accounts	45,806
Savings deposits	55,205
Time deposits	62,800
Total deposits	215,649
Accrued interest payable	8
Total liabilities held-for-sale	$215,657

Northwest Bancshares, Inc. and Subsidiaries
Asset quality (Unaudited)
(Dollars in thousands)

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Nonaccrual loans current:
Residential mortgage loans	$2,109	3,063	2,017	1,678	1,393
Home equity loans	1,451	1,446	1,092	1,118	1,108
Consumer loans	520	464	277	190	140
Commercial real estate loans	13,955	19,246	17,456	19,350	14,018
Commercial loans	5,361	7,299	4,462	5,923	4,604
Total nonaccrual loans current	$23,396	31,518	25,304	28,259	21,263

Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$1,464	344	—	1,600	430
Home equity loans	422	315	49	119	375
Consumer loans	400	211	95	164	97
Commercial real estate loans	3,478	514	151	3,371	2,192
Commercial loans	145	185	16	4	322
Total nonaccrual loans delinquent 30 days to 59 days	$5,909	1,569	311	5,258	3,416

Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$1,522	1,270	1,524	721	2,139
Home equity loans	440	465	366	504	389
Consumer loans	366	250	157	182	315
Commercial real estate loans	2,027	151	6,513	109	762
Commercial loans	695	319	1,748	57	110
Total nonaccrual loans delinquent 60 days to 89 days	$5,050	2,455	10,308	1,573	3,715

Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$13,169	13,242	14,829	14,301	15,810
Home equity loans	5,552	5,874	5,226	5,922	5,650
Consumer loans	3,823	3,354	2,374	2,360	2,900
Commercial real estate loans	19,264	22,155	12,960	13,165	16,449
Commercial loans	3,373	6,105	4,566	3,314	2,459
Total nonaccrual loans delinquent 90 days or more	$45,181	50,730	39,955	39,062	43,268

Total nonaccrual loans	$79,536	86,272	75,878	74,152	71,662

Total nonaccrual loans	$79,536	86,272	75,878	74,152	71,662
Loans 90 days past maturity and still accruing	649	103	472	894	1,334
Nonperforming loans	80,185	86,375	76,350	75,046	72,996
Real estate owned, net	4,889	4,841	4,950	6,834	8,725
Nonperforming assets	$85,074	91,216	81,300	81,880	81,721

Nonaccrual troubled debt restructuring *	$16,346	17,374	18,098	17,699	21,118
Accruing troubled debt restructuring	26,580	29,221	31,015	30,549	29,997
Total troubled debt restructuring	$42,926	46,595	49,113	48,248	51,115

Nonperforming loans to total loans	1.06%	1.11%	1.05%	1.03%	1.01%
Nonperforming assets to total assets	0.88%	0.94%	0.91%	0.92%	0.91%
Allowance for loan losses to total loans	0.81%	0.81%	0.83%	0.85%	0.87%
Allowance for loan losses to nonperforming loans	76.00%	73.22%	79.61%	82.99%	85.86%
* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Exposure to the oil and gas industry (Unaudited)
(Dollars in thousands)

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Direct exposure to oil and gas extraction:
Outstanding balance	$12,080	13,109	12,844	13,764	16,619
Commitments	15,318	16,511	16,542	18,450	19,576
Impaired	—	558	561	564	564
Reserve	500	511	548	594	626

Indirect exposure: *
Outstanding balance	44,602	44,781	58,399	54,465	56,659
Commitments	48,025	48,927	62,581	58,522	68,659
Impaired	—	761	611	—	—
Reserve	231	237	220	195	34

Total exposure:
Outstanding balance	56,682	57,890	71,243	68,229	73,278
Commitments	63,343	65,438	79,123	76,972	88,235
Impaired	—	1,319	1,172	564	564
Reserve	731	748	768	789	660

* Includes loans to haulers, wholesalers, and refineries.

Northwest Bancshares, Inc. and Subsidiaries
Loans by credit quality indicators (Unaudited)
(Dollars in thousands)

At December 31, 2016	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$2,696,705	—	18,059	—	—	2,714,764
Home equity loans	1,318,998	—	9,774	—	—	1,328,772
Consumer loans	639,044	—	3,917	—	—	642,961
Total Personal Banking	4,654,747	—	31,750	—	—	4,686,497
Commercial Banking:
Commercial real estate loans	2,153,328	43,724	145,037	—	—	2,342,089
Commercial loans	469,993	17,192	41,576	—	—	528,761
Total Commercial Banking	2,623,321	60,916	186,613	—	—	2,870,850
Total loans	$7,278,068	60,916	218,363	—	—	7,557,347

At September 30, 2016
Personal Banking:
Residential mortgage loans	$2,800,420	—	18,593	—	—	2,819,013
Home equity loans	1,338,643	—	10,462	—	—	1,349,105
Consumer loans	624,885	—	3,627	—	—	628,512
Total Personal Banking	4,763,948	—	32,682	—	—	4,796,630
Commercial Banking:
Commercial real estate loans	2,265,816	61,763	137,088	14	—	2,464,681
Commercial loans	479,321	14,707	40,326	2,901	—	537,255
Total Commercial Banking	2,745,137	76,470	177,414	2,915	—	3,001,936
Total loans	$7,509,085	76,470	210,096	2,915	—	7,798,566

At June 30, 2016
Personal Banking:
Residential mortgage loans	$2,741,101	—	16,497	—	—	2,757,598
Home equity loans	1,153,010	—	9,164	—	—	1,162,174
Consumer loans	544,174	—	2,376	—	—	546,550
Total Personal Banking	4,438,285	—	28,037	—	—	4,466,322
Commercial Banking:
Commercial real estate loans	2,170,583	63,351	129,428	14	—	2,363,376
Commercial loans	408,178	15,435	38,546	3,064	—	465,223
Total Commercial Banking	2,578,761	78,786	167,974	3,078	—	2,828,599
Total loans	$7,017,046	78,786	196,011	3,078	—	7,294,921

At March 31, 2016
Personal Banking:
Residential mortgage loans	$2,755,325	—	13,721	—	1,317	2,770,363
Home equity loans	1,161,382	—	8,439	—	—	1,169,821
Consumer loans	523,333	—	2,204	—	—	525,537
Total Personal Banking	4,440,040	—	24,364	—	1,317	4,465,721
Commercial Banking:
Commercial real estate loans	2,167,110	63,695	130,043	15	—	2,360,863
Commercial loans	409,994	16,425	39,887	1,112	—	467,418
Total Commercial Banking	2,577,104	80,120	169,930	1,127	—	2,828,281
Total loans	$7,017,144	80,120	194,294	1,127	1,317	7,294,002

At December 31, 2015
Personal Banking:
Residential mortgage loans	$2,725,492	—	14,060	—	1,340	2,740,892
Home equity loans	1,178,735	—	8,371	—	—	1,187,106
Consumer loans	517,746	—	2,543	—	—	520,289
Total Personal Banking	4,421,973	—	24,974	—	1,340	4,448,287
Commercial Banking:
Commercial real estate loans	2,170,951	53,390	126,978	115	—	2,351,434
Commercial loans	359,403	23,730	38,157	1,110	—	422,400
Total Commercial Banking	2,530,354	77,120	165,135	1,225	—	2,773,834
Total loans	$6,952,327	77,120	190,109	1,225	1,340	7,222,121

* Includes $9.4 million $19.3 million, $7.6 million, $7.7 million, and $7.6 million of acquired loans at December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016, and December 31, 2015, respectively.
** Includes $39.1 million, $29.8 million, $25.5 million, $17.9million, and $18.6 million of acquired loans at December 31, 2016, September 30, 2016 June 31, 2016, March 31, 2016, and December 31, 2015, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan delinquency (Unaudited)
(Dollars in thousands)

	December 31, 2016		*	September 30, 2016		*	June 30, 2016		*	March 31, 2016		*	December 31, 2015		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	360	$27,386	1.0%	74	$3,380	0.1%	72	$3,353	0.1%	323	$24,494	0.9%	349	$25,943	0.9%
Home equity loans	179	6,805	0.5%	164	4,984	0.4%	128	4,988	0.4%	132	5,351	0.5%	173	5,806	0.5%
Consumer loans	1,497	9,868	1.5%	1,269	7,583	1.2%	1,144	6,725	1.2%	895	5,511	1.0%	1,234	7,101	1.4%
Commercial real estate loans	61	10,377	0.4%	28	3,855	0.2%	34	4,828	0.2%	51	27,474	1.2%	48	24,877	1.1%
Commercial loans	20	1,178	0.2%	26	1,493	0.3%	15	533	0.1%	26	3,133	0.7%	31	2,868	0.7%
Total loans delinquent 30 days to 59 days	2,117	$55,614	0.7%	1,561	$21,295	0.3%	1,393	$20,427	0.3%	1,427	$65,963	0.9%	1,835	$66,595	0.9%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	80	$6,227	0.2%	76	$6,174	0.2%	74	$5,633	0.2%	21	$1,358	—%	100	$7,790	0.3%
Home equity loans	62	1,563	0.1%	41	1,145	0.1%	42	1,435	0.1%	36	1,256	0.1%	50	2,478	0.2%
Consumer loans	636	3,609	0.6%	532	2,673	0.4%	514	2,247	0.4%	379	1,803	0.3%	521	2,521	0.5%
Commercial real estate loans	25	4,495	0.2%	13	1,102	—%	16	8,765	0.4%	11	1,081	—%	21	8,228	0.3%
Commercial loans	21	2,081	0.4%	9	594	0.1%	23	2,429	0.5%	7	375	0.1%	7	598	0.1%
Total loans delinquent 60 days to 89 days	824	$17,975		671	$11,688	0.1%	669	$20,509	0.3%	454	$5,873	0.3%	699	$21,615	0.3%

Loans delinquent 90 days or more: **
Residential mortgage loans	169	$13,621	0.5%	168	$13,478	0.5%	176	$15,046	0.5%	183	$14,673	0.5%	215	$16,350	0.6%
Home equity loans	155	5,756	0.4%	137	6,022	0.4%	124	5,422	0.5%	120	6,200	0.5%	143	6,112	0.5%
Consumer loans	646	3,838	0.6%	757	3,372	0.5%	440	2,399	0.4%	557	2,386	0.5%	523	2,926	0.6%
Commercial real estate loans	101	21,270	0.9%	106	24,533	1.0%	107	15,244	0.6%	106	15,442	0.7%	113	19,031	0.8%
Commercial loans	37	3,520	0.7%	28	6,249	1.2%	32	4,709	1.0%	34	3,456	0.7%	25	2,599	0.6%
Total loans delinquent 90 days or more	1,108	$48,005	0.6%	1,196	$53,654	0.7%	879	$42,820	0.6%	1,000	$42,157	0.6%	1,019	$47,018	0.7%

Total loans delinquent	4,049	$121,594	1.6%	3,428	$86,637	1.1%	2,941	$83,756	1.1%	2,881	$113,993	1.6%	3,553	$135,228	1.9%

* Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
** Includes purchased credit impaired loans of $2.8 million, $2.9 million, $2.9 million, $3.1 million, and $3.7 million at December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016, and December 31, 2015 respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for loan losses (Unaudited)
(Dollars in thousands)

	Quarter ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Beginning balance	$63,246	60,781	62,278	62,672	60,547
Provision	2,145	5,538	4,199	1,660	4,595
Charge-offs residential mortgage	(710)	(354)	(1,852)	(564)	(171)
Charge-offs home equity	(321)	(288)	(946)	(984)	(1,097)
Charge-offs consumer	(3,469)	(2,701)	(2,332)	(2,403)	(2,561)
Charge-offs commercial real estate	(323)	(789)	(1,731)	(897)	(1,216)
Charge-offs commercial	(2,489)	(708)	(903)	(117)	(508)
Recoveries	2,860	1,767	2,068	2,911	3,083
Ending balance	$60,939	63,246	60,781	62,278	62,672

Net charge-offs to average loans, annualized	0.23%	0.17%	0.31%	0.11%	0.14%

	Year Ended December 31,
	2016	2015
Beginning balance	$62,672	67,518
Provision	13,542	9,712
Charge-offs residential mortgage	(3,480)	(1,126)
Charge-offs home equity	(2,539)	(2,424)
Charge-offs consumer	(10,905)	(8,274)
Charge-offs commercial real estate	(3,740)	(6,326)
Charge-offs commercial	(4,217)	(8,183)
Recoveries	9,606	11,775
Ending balance	$60,939	62,672

Net charge-offs to average loans, annualized	0.21%	0.23%

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(Dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	December 31, 2016			September 30, 2016			June 30, 2016			March 31, 2016			December 31, 2015
	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,766,693	28,165	4.07%	$2,739,099	27,952	4.08%	$2,751,601	29,089	4.23%	$2,739,787	29,786	4.35%	$2,710,811	29,227	4.31%
Home equity loans	1,346,856	14,442	4.27%	1,192,929	12,884	4.30%	1,163,900	12,701	4.39%	1,177,406	12,642	4.32%	1,193,433	12,753	4.24%
Consumer loans	620,294	10,083	6.47%	554,954	8,931	6.40%	522,745	8,697	6.69%	510,091	8,219	6.48%	500,175	8,805	6.98%
Commercial real estate loans	2,467,569	27,863	4.42%	2,394,001	26,683	4.36%	2,356,994	26,691	4.48%	2,349,748	25,993	4.38%	2,331,769	25,972	4.36%
Commercial loans	527,330	5,682	4.27%	476,715	5,193	4.26%	461,808	4,902	4.20%	441,977	4,723	4.23%	412,415	4,671	4.43%
Total loans receivable (a) (b) (d)	7,728,742	86,235	4.44%	7,357,698	81,643	4.41%	7,257,048	82,080	4.55%	7,219,009	81,363	4.53%	7,148,603	81,428	4.52%
Mortgage-backed securities (c)	482,707	2,166	1.79%	440,966	2,030	1.84%	458,398	2,115	1.85%	488,294	2,229	1.83%	519,736	2,301	1.77%
Investment securities (c) (d)	401,602	1,950	1.94%	275,718	1,667	2.42%	313,647	1,844	2.35%	387,460	2,151	2.22%	427,363	2,394	2.24%
FHLB stock	7,575	285	4.54%	27,761	218	3.12%	33,302	401	4.84%	37,098	467	5.06%	38,651	499	5.12%
Other interest-earning deposits	325,889	300	0.36%	91,243	114	0.49%	63,950	70	0.43%	43,578	59	0.54%	40,410	13	0.13%
Total interest-earning assets	8,946,515	90,936	4.04%	8,193,386	85,672	4.16%	8,126,345	86,510	4.28%	8,175,439	86,269	4.24%	8,174,763	86,635	4.20%
Noninterest earning assets (e)	677,888			835,500			755,713			735,562			747,317
Total assets	$9,624,403			$9,028,886			$8,882,058			$8,911,001			$8,922,080

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,668,492	771	0.18%	$1,485,763	744	0.20%	$1,440,886	837	0.23%	$1,405,800	865	0.25%	$1,378,377	871	0.25%
Interest-bearing demand deposits	1,431,671	85	0.02%	1,179,557	78	0.03%	1,130,122	144	0.05%	1,093,839	156	0.06%	1,083,524	157	0.06%
Money market deposit accounts	1,890,220	1,101	0.23%	1,418,779	826	0.23%	1,294,381	829	0.26%	1,288,535	865	0.27%	1,279,181	873	0.27%
Time deposits	1,643,785	3,902	0.94%	1,597,542	4,005	1.00%	1,616,260	4,055	1.01%	1,664,322	4,202	1.02%	1,720,895	4,534	1.05%
Borrowed funds (f)	143,540	61	0.17%	560,407	657	0.47%	772,225	3,017	1.57%	899,439	6,539	2.92%	906,574	6,730	2.95%
Junior subordinated debentures	111,213	1,171	4.12%	111,213	1,144	4.03%	111,213	1,126	4.01%	111,213	1,119	3.98%	116,626	1,321	4.43%
Total interest-bearing liabilities	6,888,921	7,091	0.41%	6,353,261	7,454	0.47%	6,365,087	10,008	0.63%	6,463,148	13,746	0.86%	6,485,177	14,486	0.89%
Noninterest-bearing demand deposits (g)	1,493,528			1,243,474			1,184,786			1,161,151			1,145,276
Noninterest bearing liabilities	77,827			276,014			177,300			122,667			133,323
Total liabilities	8,460,276			7,872,749			7,727,173			7,746,966			7,763,776
Shareholders’ equity	1,164,127			1,156,137			1,154,885			1,164,035			1,158,304
Total liabilities and shareholders’ equity	$9,624,403			$9,028,886			$8,882,058			$8,911,001			$8,922,080
Net interest income/ Interest rate spread		83,845	3.63%		78,218	3.69%		76,502	3.65%		72,523	3.38%		72,149	3.31%
Net interest-earning assets/ Net interest margin	$2,057,594		3.75%	$1,840,125		3.82%	$1,761,258		3.77%	$1,712,291		3.57%	$1,689,586		3.53%
Ratio of interest-earning assets to interest-bearing liabilities	1.30X			1.29X			1.28X			1.26X			1.26X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.29%, 0.32%, 0.35%, 0.37% and 0.39%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.41%,4.38%, 4.52%, 4.50% and 4.49%, respectively, Investment securities - 1.61%, 1.89%, 1.87%, 1.82% and 1.82%, respectively, Interest-earning assets - 4.00%, 4.11%, 4.23%,, 4.20% and 4.16%, respectively. GAAP basis net interest rate spreads were 3.59%, 3.65%, 3.60%, 3.34% and 3.27%, respectively, and GAAP basis net interest margins were 3.71%, 3.77%, 3.72%, 3.55% and 3.48%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Year Ended December 31,
	2016			2015
	Average Balance	Interest	Avg. Yield/ Cost (h)	Average Balance	Interest	Avg. Yield/ Cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,749,314	114,991	4.18%	$2,601,111	114,937	4.42%
Home equity loans	1,220,220	52,671	4.32%	1,105,887	47,836	4.33%
Consumer loans	552,537	35,930	6.50%	338,364	28,770	8.50%
Commercial real estate loans	2,392,290	107,231	4.41%	2,024,542	92,217	4.49%
Commercial loans	477,095	20,499	4.23%	390,174	16,878	4.27%
Loans receivable (a) (b) (d)	7,391,456	331,322	4.48%	6,460,078	300,638	4.65%
Mortgage-backed securities (c)	467,560	8,540	1.83%	500,797	8,823	1.77%
Investment securities (c) (d)	344,575	7,612	2.21%	469,568	11,155	2.38%
FHLB stock (i)	26,386	1,371	5.20%	37,500	2,828	4.77%
Other interest-earning deposits	100,336	543	0.53%	179,201	431	0.24%
Total interest-earning assets	8,330,313	349,388	4.19%	7,647,144	323,875	4.22%
Noninterest earning assets (e)	781,274			677,449
Total assets	$9,111,587			$8,324,593

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,500,655	3,218	0.21%	$1,300,102	3,387	0.26%
Interest-bearing demand deposits	1,209,325	462	0.04%	976,789	568	0.06%
Money market deposit accounts	1,473,897	3,621	0.25%	1,202,143	3,222	0.27%
Time deposits	1,630,424	16,164	0.99%	1,540,905	16,878	1.10%
Borrowed funds (f)	592,581	10,274	1.73%	925,683	27,347	2.95%
Junior subordinated debentures	111,213	4,560	4.03%	108,507	4,925	4.48%
Total interest-bearing liabilities	6,518,095	38,299	0.59%	6,054,129	56,327	0.93%
Noninterest-bearing demand deposits (g)	1,245,320			1,001,263
Noninterest bearing liabilities	188,381			166,530
Total liabilities	7,951,796			7,221,922
Shareholders’ equity	1,159,791			1,102,671
Total liabilities and shareholders’ equity	$9,111,587			$8,324,593
Net interest income/ Interest rate spread		311,089	3.60%		267,548	3.29%
Net interest-earning assets/ Net interest margin	$1,812,218		3.73%	$1,593,015		3.49%
Ratio of interest-earning assets to interest-bearing liabilities	1.28X			1.26X
(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.33%, and 0.40%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.45% and 4.62%, respectively, Investment securities - 1.78% and 1.88%, respectively, Interest-earning assets - 4.15% and 4.17%, respectively. GAAP basis net interest rate spreads were 3.56% and 3.24%, respectively, and GAAP basis net interest margins were 3.69% and 3.43%, respectively.
(i) The average yield calculation excludes the $1.0 million special dividend paid in February 2015, the average yield was 7.54% with the special dividend included.